CAUSEY DEMGEN & MOORE INC.

Certified Public Accountants and Consultants

Suite 4650
1801 California Street
Denver , Colorado 80202-2681
Telephone: (303) 296-2229
Facsimile: (303) 296-3731
www.cdmcpa.com

March 30, 2006

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Croff Enterprises, Inc.
       SEC File No. 1-100

Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc. previously acted as the registered public accounting firm to audit the financial statements of Croff Enterprises, Inc. (the “Company”). We are no longer acting as the registered public accounting firm to the Company.

This letter will confirm that we have reviewed Item 4.01 of the Company’s Form 8-K dated March 31, 2006, captioned “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT” and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 30th day of March, 2006.

Sincerely,

/s/ CAUSEY DEMGEN & MOORE INC.

CAUSEY DEMGEN & MOORE INC.
Denver, Colorado